Exhibit 21

Subsidiary Legal Name (a)	Jurisdiction	Assumed Name or d/b/a
Classic Auto Group, Inc. (b)	New Jersey	Chevrolet of Turnersville, Cadillac of Turnersville
Dan Young Chevrolet, Inc. (c)	Indiana	N/A
DiFeo Partnership, LLC (d)	Delaware	N/A
Florida Chrysler Plymouth, Inc. (e)	Florida	N/A
Goodman Retail Limited (f)	England and Wales	N/A
Isaac Agnew (Holdings) Limited (g)	Northern Ireland	N/A
Jacobs Holding GmbH (h)	Germany	N/A
Landers Auto Sales, LLC (i)	Delaware	Landers Chrysler Jeep Dodge
Late Acquisition 1, LLC (j)	Delaware	N/A
MAN Automotive Imports Pty Ltd. (k)	Australia	NA
Maranello Holdings Ltd. (l)	England & Wales	N/A
PAG Atlanta Management, LLC (m)	Delaware	N/A
PAG Canadian Holdings ULC (n)	British Columbia	N/A
PAG Greenwich Holdings, LLC (o)	Delaware	N/A
PAG Italy S.r.l. (p)	Italy	N/A
PAG Orlando Limited, LLC (q)	Delaware	N/A
PAG West, LLC (r)	Delaware	N/A
Penske Automotive Europe GmbH (s)	Germany	N/A
Penske Commercial Vehicles Investments NZ Pty Ltd. (t)	New Zealand	N/A
Penske Commercial Vehicles Pty Ltd. (u)	Australia	N/A
Penske Commercial Vehicles US, LLC (v)	Delaware	N/A
Penske Power Systems Investments NZ Pty Ltd. (w)	New Zealand	N/A
Penske Transportation Group International Pty Ltd. (x)	Australia	N/A
PPS Holdings Australia Pty. Ltd. (y)	Australia	N/A
SDG Automotive Investments, LLC (z)	Ohio	N/A
Sytner Group Limited (aa)	England and Wales	N/A
Tamburro Enterprises, Inc. (ab)	Nevada	N/A
UAG Caribbean, Inc. (ac)	Delaware	N/A
UAG Classic, Inc. (ad)	Delaware	N/A
UAG Connecticut I, LLC (ae)	Delaware	N/A
UAG Houston Acquisition, Ltd. (af)	Texas	N/A
UAG UK Holdings Limited (ag)	England and Wales	N/A
United Auto Finance, Inc. (ah)	Delaware	N/A
Volkswagen Zentrum Aachen (VW) GmbH (ai)	Germany	N/A

(a)

Certain subsidiaries were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K, including 36 subsidiaries owned directly by Registrant which are automotive retail subsidiaries operating in the United States.

(b)	3 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(c)	2 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(d)	6 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(e)	1 automotive retail subsidiary operating in the United States was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(f)	1 automotive retail subsidiary operating in the United Kingdom was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(g)	3 automotive retail subsidiaries operating in the United Kingdom were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(h)	6 automotive retail subsidiaries operating in Germany were omitted pursuant to Item 601(21) (ii) of the SEC’s Regulation S-K.

(i)	7 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(j)	1 automotive retail subsidiary operating in the United States was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(k)	1 commercial vehicle distribution subsidiary operating in Australia was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(l)	1 automotive retail subsidiary operating in the United Kingdom was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(m)	2 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(n)	1 retail commercial vehicle subsidiary operating in Canada was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(o)	1 automotive retail subsidiary operating in the United States was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(p)	8 automotive retail subsidiaries operating in Italy were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(q)	1 automotive retail subsidiary operating in the United States was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(r)	39 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(s)	3 automotive retail subsidiaries operating in Germany was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(t)	1 commercial vehicle distribution subsidiary operating in New Zealand was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(u)	3 commercial vehicle distribution subsidiaries operating in Australia and New Zealand were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(v)	4 retail commercial vehicle subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(w)	1 commercial vehicle distribution subsidiary operating in New Zealand was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(x)	1 commercial vehicle distribution subsidiary operating in Australia was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(y)	1 commercial vehicle distribution subsidiary operating in Australia was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(z)	1 automotive retail subsidiary operating in the United States was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(aa)	12 automotive retail subsidiaries operating in the United Kingdom were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(ab)	3 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(ac)	3 automotive retail subsidiaries operating in Puerto Rico were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(ad)	4 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(ae)	3 automotive retail subsidiaries operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(af)	2 automotive retail subsidiaries operating in the United States was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(ag)	1 automotive retail subsidiary operating in Spain was omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(ah)	1 automotive retail subsidiary operating in the United States were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.

(ai)	3 automotive retail subsidiaries operating in Germany were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K.